Auditor's Report

1.       AUDITED COMPANY
         ---------------

         Prvni severozapadni teplarenska
         stock corporation
         Komorany u Mostu
         Company Identification Number:  46708197

2.       PERIOD OF THE FINANCIAL STATEMENT
         ---------------------------------

         The  period of 1 January 1998 to 31 December 1998 was audited.

3.       SUBJECT AND PURPOSE OF THE AUDIT
         --------------------------------

         We audited 1998 financial statements and the 1998 Annual Report.

         The purpose of our audit is to find out:

         - whether the data in the financial statements and the Annual Report give a true and fair view of the assets and liabilities, difference between the assets and liabilities, financial position and results of the financial results;

         - whether the accounting records are maintained in a complete, supportable and correct way;

         - whether the annex to the financial statements includes information demonstrating important events that occurred in the period of the financial statement date to the compilation of this report and information on an assumption of an indefinite duration of the accounting unit if it is jeopardized in any manner.

         The stocktaking systems of tangible and intangible fixed assets were examined as far as documentation of their results is concerned. At the same time, the stocktaking process itself and the system of the stocktaking organization were reviewed through a direct check of selected items.


4.       RESPONSIBILITY DEFINITION
         -------------------------

         The statutory body of the audited company is responsible for keeping complete, supportable and correct accounting records. The auditor is obliged to draw up a report based on the conducted audit and to express his opinion as to the company financial statements. The auditor shall verify information proving data in the financial statements.

         We conducted our audit in accordance with the Act on Auditors and the Chamber of Auditors of the Czech Republic and the auditing guidelines issued by the Chamber of Auditors.

         With regard to the nature of the financial statements, we planned and executed our audit to obtain reasonable assurance about whether the financial statements are free of material misstatements whether caused by mistake, deliberately or on different grounds.

         The audit is conducted on a test basis and in accordance with a principle of the accounting data significance and is focused on a verification of completeness and conclusive evidence of the data and information in the financial statements, the correctness of the financial statement operations and the adequateness of the applied accounting methods. The auditor also reviews important estimates and decisions of the accounting unit management that have an impact on the financial statements and its whole presentation.

         Our audit provides a reasonable basis for our opinion regarding the financial statements.

5.       AUDITOR'S STATEMENT
         -------------------

         We have undertaken an audit of the 1998 financial statements and the 1998 Annual Report, and the found-out data allow us to make the following conclusion:

         In our opinion, the financial statements of the audited company were drawn up in the prescribed extent and on the basis of data in the accounting that is kept in accordance with valid laws and regulations.

         The audited financial statements, in all their essential aspects, present fairly the assets, liabilities, equity as to 31 December 1998, the financial position and economic results of the company in the said period in accordance with the relevant legislation. That is why we issue this statement

                       w i t h o u t     r e s e r v a t i o n.

Most, 26 March, 1999

Audited by:                  MK Audit, v.o.s.
                             auditor - license No. 113

                             Statutory auditor
                             Ing. Rudolf Mrnka




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

                                      PSZT
                                  BALANCE SHEET

                                                        12/31/1998           12/31/1997           12/31/1996
                                                        ----------           ----------           ----------

                                                                         (CZK 000's)
                                                        ---------------------------------------------------

Total Assets                                             5,033,764            4,633,148            3,519,485

         Stock Subscriptions
           Receivable                                            -                    -                    -

         Intangible and Tangible
           Assets and Investments                        4,641,214            4,029,663            3,116,955

         Intangible Assets                                     887                  519                1,135
         Tangible Assets                                 4,640,207            4,029,024            3,115,700
         Financial Investment                                  120                  120                  120

         Current Assets                                    390,574              265,809              384,259

         Inventory                                          56,244               47,449               45,408
         Long-term Receivables                                 175                  175                  154
         Short-term Receivables                            296,402              180,178              252,767
         Financial Accounts                                 37,753               38,007               85,930

         Other Assets                                        1,976              337,676               18,271

         Temporary Accounts of Assets                        1,930              337,676               18,271
         Contingencies - Gain                                   46                    -                    -

Total Shareholders' Equity and
  Liabilities                                            5,033,764            4,633,148            3,519,485

         Shareholders' equity                            2,237,283            1,885,497            1,822,450

         Registered Capital                              1,006,309            1,006,309            1,006,309
         Capital Funds                                         169                  169                  169
         Funds Created From Profit                         142,667              138,688              134,458
         Retained Earnings                                 733,146              673,822              576,482
         Profit and Loss of
          Current Accounting Period                        354,992               66,509              105,032

         Liabilities                                     2,766,333            2,745,595            1,693,426

         Reserves                                           82,635              338,962              192,461
         Long-term Liabilities                             300,000              300,000              300,000
         Short-term Liabilities                            787,774              254,178              284,541
         Bank Loans and Short-term
          Notes                                          1,595,924            1,852,455              916,424


     Other Liabilities -
         Temporary Accounts of
         Liabilities                                        30,148                2,056                3,609

         Accruals                                           22,544                    -                   66
         Contingencies-Loss                                  7,604                2,056                3,543





                                      PSZT
                            PROFIT AND LOSS STATEMENT

                                                                  12/31/1998                  12/31/1997
                                                                  ----------                  ----------

                                                                               (CZK 000's)
                                                                  --------------------------------------

         Operation                                                2,204,769                      1,874,611
          Revenues from Finished Products
           and Services                                           2,204,300                      1,874,364
          Capitalization                                                469                            247
         Consumption from Operation                               1,050,771                        837,663

         Value Added                                              1,153,998                      1,036,948

         Personnel Expenses (-)                                     151,416                        143,359
         Taxes and Fees (-)                                           1,076                          1,126
         Amortization of Intangibles and
          Depreciation of Tangibles (-)                             206,700                        150,153
         Revenues from Intang. and Tang.
          Assets and Materials Sold (+)                              58,519                         70,592
         Net Book Value of Intangibles,
          Tangibles and Material Sold (-)                            48,019                         61,173
         Reversal of Reserves and Prepaid
          Expenses (+)                                               86,916                         42,155
         Creation of Reserves and Prepaid
          Expenses (-)                                               17,584                         65,036
         Reversal of Provisions (+)                                  15,237                          8,707
         Creation of Provisions (-)                                  10,577                          8,182
         Other Operational Revenues (+)                               2,021                            330
         Other Operational Expenses (-)                             411,321                        357,354

         Net Operating Results (A)                                  469,998                        372,349

         Reversal of Financial Reserves (+)                          71,879                            557
         Creation of Financial Reserves (-)                        (115,115)                       124,176
         Interest Revenues (+)                                        4,227                          6,574
         Interest Expenses (-)                                      163,068                         98,396
         Other Financial Revenues (+)                               130,811                         49,023
         Other Financial Expenses (-)                               228,384                         46,366

         Net Result from Financial
          Activities (B)                                            (69,420)                      (212,784)

         Income Taxes on Normal Activity (C)                         45,988                         89,585

         Net Result After Taxes from
          Normal Activities (A+B-C=D)                               354,590                         69,980

         Extraordinary Revenues (+)                                   1,652                            117
         Extraordinary Expenses (-)                                   1,250                          3,543
         Income Tax on Extraordinary
          Activity (-)                                                    -                             45

         Net Result from Extraordinary
          Activities (E)                                                402                         (3,471)

         Net Income (Net Loss) for the
          Accounting Period (D+E)                                   354,992                         66,509


                                      PSZT

                                    CASH FLOW

                                                         December 31, 1998
                                                         -----------------

Cash and Cash Equivalents at the Beginning
  of the Accounting Period (A)                              38,007,110.24

Profit/Loss from Normal Activity Before Taxes (B)          400,578,344.12

Adjustments by Non-cash Transactions (C)                   471,204,498.46
  Depreciation of Fixed Assets (+)                         209,681,044.95
  Change in Provisions, Reserves and Change in
    Prepayments and Accruals                               102,804,376.79
  (Profit) Loss from Sale of Fixed Assets (+/-)               (121,855.00)
  Interest Expense (+)                                     158,840,931.72

Net Cash Flow from Operational Activity Before
  Taxes and Before Changes in Working Capital
  and Extraordinary Items (B+C=D)                          871,782,842.58

Change in Working Capital (E)                               80,722,680.62
  Change in Receivables from Operational Activities (+/-) (115,366,973.43) Change in Short-term Payables from Operational
    Activities (+/-)                                       203,984,705.79
  Change in Inventories Balance (+/-)                       (7,895,051.74)

Net Cash Flow from Operational Activity Before
  Taxes and Extraordinary Items (D+E=F)                    952,505,523.20

Interest Paid (-)                                         (163,067,921.01)
Interest Received (+)                                        4,226,989.29
Revenues and Expenses Related to Extraordinary Items           401,712.09

Net Cash Flow from Operational Activity (G)                794,066,303.57

Fixed Asset Acquisition                                   (818,157,788.45)
Sale of Fixed Assets                                           (48,215.00)
Net Cash Flow from Investment Activity (H)                (818,206,003.45)

Change in Long-term and Short-term Liabilities              27,091,307.20
Impact of Changes in Equity                                 (3,205,636.35)
  Direct Payments Debited to Funds (-)                      (1,610,636.35)
  Paid-out Dividends and Profit Shares (-)                  (1,595,000.00)
Dividends and Profit Shares Received (+)                                -

Net Cash Flow from Financial Activity (I)                   23,885,670.85

Net Increase/Decrease in Cash (G+H+I=J)                       (254,029.03)

Cash and Cash Equivalents at the End of the
  Accounting Period (A+J)                                   37,753,081.21